UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Oxford Immunotec Global PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OXFORD IMMUNOTEC GLOBAL PLC

ADDITIONAL INFORMATION REGARDING THE

ANNUAL MEETING OF SHAREHOLDERS

TO NOW BE HELD JUNE 24, 2020

The following Notice of Postponement relates to the notice and proxy statement (the “Proxy Statement”) of Oxford Immunotec Global PLC (the “Company”), dated and filed with the Securities and Exchange Commission (“SEC”) on April 29, 2020, in connection with the solicitation of proxies by the Board of Directors for the Company’s annual general meeting of shareholders, to now be held on Wednesday, June 24, 2020. The following Notice is being filed with the SEC and is being distributed to and made available to shareholders on or about June 1, 2020.

THE NOTICE SHOULD BE READ

IN CONJUNCTION WITH THE PROXY STATEMENT.

Oxford Immunotec Global PLC

94C Innovation Drive, Milton Park

Abingdon, Oxfordshire OX14 4RZ, U.K.

Registered Company No. 08654254

NOTICE OF POSTPONEMENT

OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON Wednesday, JUNE 24, 2020

Dear Oxford Immunotec Global PLC Shareholder:

Due to public health and safety protocols, including the compulsory ‘Stay at Home’ measures that have been published by the Government of the United Kingdom (the “U.K.”), related to the COVID-19 pandemic, we experienced delays in finalizing our U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2019 (the “Accounts”). Because of this delay, and in order to provide shareholders with at least 21 clear days to review the Accounts prior to our 2020 annual general meeting of shareholders (the “Meeting”), notice is hereby given that the date of the Meeting has been rescheduled to a later date. The Meeting will now be held on June 24, 2020 at 4:00 p.m., London time (11:00 a.m., New York time) instead of on June 11, 2020 at 11:00 a.m., London time (6:00 a.m., New York time). The location and format of the meeting has not changed from that described in the proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2020 and mailed to our shareholders on or around May 5, 2020 (the “Proxy Statement”). Shareholders attending the Meeting via live webcast will be able to listen to the Meeting live, vote, and submit questions in advance. In light of the current ‘Stay at Home’ measures that have been published by the U.K. Government due to the COVID-19 outbreak, shareholders must not attend the Meeting in person. Any shareholder seeking to attend the Meeting in person will be refused entry in accordance with U.K. Government guidelines.

As described in the Proxy Statement, all shareholders of record as of April 22, 2020 are entitled to vote at the Meeting.

If you were a shareholder of record as of April 22, 2020 (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can attend the Meeting by accessing www.meetingcenter.io/245697395 and entering the 15-digit control number which was included on the proxy card previously sent to you by the Company. The Meeting password is: OXFD2020.

If you wish to vote by proxy please ensure that you complete the proxy card previously sent to you and return to the address shown on the proxy card prior to the date of the Meeting. If you decide to attend the live webcast of the Meeting, you will be able to vote during the Meeting even if you have previously submitted your proxy. The Company strongly recommends shareholders submit proxies in advance of the Meeting to ensure that the Meeting is quorate and that your shares are represented.

If you were a beneficial owner of record as of April 22, 2020 (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to our transfer agent, Computershare, at legalproxy@computershare.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached or an image of your legal proxy attached to your email). Requests for registration must be received by Computershare no later than 5:00 p.m. Eastern Time on Friday, June 19, 2020. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the Meeting, go to www.meetingcenter.io/245697395 and enter your control number and the Meeting password: OXFD2020.

Because this is the Company’s first time holding a hybrid annual general meeting of shareholders, and because restrictions on travel mean that the Board cannot be physically present together, in accordance with Company’s Articles of Association, Dr. Wrighton-Smith, the chair of the Meeting, intends to restrict the ability of questions to be asked during the Meeting so as to permit the orderly conduct of its business. Instead, the Company invites shareholders to submit any questions at any time up to 48 hours prior to the Meeting to the Company at www.meetingcenter.io/245697395. The instructions on how to ask questions in advance of the Meeting are described in the Proxy Statement. These include any questions that shareholders may have in relation to our Accounts.

Your vote is important. Whether or not you plan to participate in the Meeting, and no matter how many shares you own, please vote as promptly as possible by one of the methods described in the Proxy Statement and related materials. The proxy card previously furnished will not be updated to reflect the change in date and may continue to be used to vote in connection with the Meeting. If you have already voted, there is no need to vote again unless you wish to change your vote.

Sincerely,

/s/ Patrick J. Balthrop, Sr.
Patrick J. Balthrop, Sr.
Chairman of the Board of Directors

Oxfordshire, United Kingdom

June 1, 2020

Access to the Meeting on June 24, 2020 at 4:00 p.m., London time (11:00 a.m., New York time) will be available at www.meetingcenter.io/245697395. Our 2019 Annual Report, notice of 2020 annual general meeting, Proxy Statement and proxy card and this Notice of Postponement are available in the “Corporate Governance” section of our website at http://investor.oxfordimmunotec.com.